UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               September 30, 2004
                Date of report (Date of earliest event reported)

                               MedSolutions, Inc.
               (Exact Name of Registrant as Specified in Charter)

             Texas                       0-32995                  75-2531556
(State or Other Jurisdiction of        (Commission              (IRS Employer
         Incorporation)                File Number)          Identification No.)


                 12750 Merit Drive, Park Central VII, Suite 770
                               Dallas, Texas 75251
              (Address of Principal Executive Offices and Zip Code)

                                 (972) 931-2374
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2004, MedSolutions, Inc., a Texas corporation (the "Company"), acquired certain of the assets, including customer contracts, and assumed certain of the liabilities and took over the regulated medical waste operations of Med-Con Waste Solutions, Inc., a Texas corporation ("Med-Con"), in exchange for a combination of cash, promissory notes and shares of the Company's common stock, par value $.001 (the "Common Stock"). Pursuant to the definitive asset purchase agreement (the "Agreement") dated as of September 30, 2004, by and between the Company and Med-Con, the transaction was accomplished by an assignment by Med-Con to the Company of all of its regulated medical waste disposal customer contracts, which cover approximately 330 customers. The other assets acquired consisted primarily of equipment associated with Med-Con's regulated medical waste disposal business.

The purchase price for the acquired assets was (i) $250,000 cash, (ii) a promissory note in the original principal amount of $500,000 bearing interest at a rate per annum of 7%, payable in 30 equal monthly installments of principal and interest with the first such installment due on January 1, 2005, (iii) a promissory note in the original principal amount of $250,000, with no interest, and with the principal amount and the due date subject to adjustment based upon the delivery by Med-Con to the Company of consents to the assignment of the customer contracts acquired from Med-Con within 75 days of the closing of the transaction, (iv) and 149,000 shares of Common Stock. The principal amount of the $500,000 promissory note may be decreased depending upon the amount of revenues realized by the Company from the customer contracts acquired from Med-Con for the ensuing 90 days following the closing of the transaction. The Company also assumed approximately $75,000 in liabilities from Med-Con. The cash portion of the purchase price was funded from part of the proceeds of sales of the Company's preferred stock in private placements and loans to the Company by two of its directors/stockholders in exchange for promissory notes. The purchase price was determined largely based upon the amount of revenues Med-Con has generated from its regulated medical waste disposal business during the months of May, June, July and August 2004.

The description contained in this Item 1.01 of the transactions consummated pursuant to the terms and conditions of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Report as Exhibit 2.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.

A description of the Company's acquisition of the assets from Med-Con is set forth in Item 1.01 of this Report and is incorporated into this Item 2.01 by reference.

Item 9.01. Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired. The acquired business financial statements will be filed within 71 days after the last date that this Report must be filed with the Securities and Exchange Commission.

         (b)  Pro  Forma   Financial   Information.   The  pro  forma  financial
information will be filed within 71 days after the last date that this Report must be filed with the Securities and Exchange Commission.

         (c) Exhibits. The following Exhibit is filed as part of this report:

         2.1 Asset Purchase Agreement dated as of September 30, 2004, by and between MedSolutions, Inc. and Med-Con Waste Solutions, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MEDSOLUTIONS, INC.

Date: October 6, 2004               By:    /s/ Matthew H. Fleeger
                                           ----------------------
                                           Matthew H. Fleeger
                                           President and Chief Executive Officer

                                INDEX TO EXHIBITS

2.1 Asset Purchase Agreement dated as of September 30, 2004, by and between MedSolutions, Inc. and Med-Con Waste Solutions.